UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2014

Automatic Data Processing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events

On April 10, 2014, the Registrant announced that the company’s Board of Directors has approved a plan to separate the Dealer Services business into an independent publicly traded company through a tax-free spin-off of 100% of Dealer Services to the Registrant’s shareholders.  In conjunction with the spin-off the Registrant expects to receive in a tax-free manner at least $700 million, which proceeds the Registrant plans to return to its shareholders through share repurchases after the spin-off is complete, depending on market conditions.  The spin-off is subject to required regulatory approvals and reviews. The Registrant expects to complete the separation in the early part of the fourth calendar quarter of 2014.

The proposed spin-off transaction is discussed in the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Item 9.01.        Financial Statements and Exhibits.

(c) Exhibit 99. 1     Press Release dated April 10, 2014, issued by Automatic Data Processing, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2014

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated April 10, 2014, issued by Automatic Data Processing, Inc.